Delaware The First State Page 1 6807907 8100 Authentication: 203474135 SR# 20232651361 Date: 06-02-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GREENLANE HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF JUNE, A.D. 2023, AT 1:33 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTH DAY OF JUNE, A.D. 2023 AT 5:01 O'CLOCK P.M.